Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST	Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE

CONTACT:	Cheryl K. Ramagano	February 12, 2007
Vice President & Treasurer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS FOURTH QUARTER AND FULL YEAR 2006 EARNINGS

KING OF PRUSSIA, PA- Universal Health Realty Income Trust (NYSE:UHT) announced today that for the quarter ended December 31, 2006, net income was $7.1 million, or $.60 per diluted share, as compared to $5.2 million, or $.44 per diluted share, for the same quarter in the prior year. Favorably impacting net income during the fourth quarter of 2006 is the recognition of a gain of $2.7 million, or $.23 per diluted share, on the previously announced Chalmette Medical Center (“Chalmette”) asset exchange and substitution transaction dated July 21, 2006. Favorably impacting net income during the fourth quarter of 2005 was a gain of $750,000, or $.06 per diluted share, related to the recovery of replacement costs of real estate assets at Wellington Regional Medical Center (“Wellington”) that were damaged by hurricanes Frances and Jeanne during 2004.

Funds from operations (“FFO”) were $7.1 million and FFO per diluted share were $.60 in both three month periods ended December 31, 2006 and 2005. The fourth quarter dividend of $.57 per share was paid on December 29, 2006.

For the full year ended December 31, 2006, net income was $34.7 million, or $2.92 per diluted share, as compared to $25.4 million, or $2.15 per diluted share, during the prior year. Included in net income during the twelve month period ended December 31, 2006 is the recognition of a previously deferred gain of $1.9 million, or $.16 per diluted share, resulting from the sale of our interest in an unconsolidated limited liability company (“LLC”). Also included is a gain of $14.0 million, or $1.18 per diluted share, on the Chalmette asset exchange and substitution transaction. Net income was unfavorably impacted during 2006 by $350,000, or $.03 per diluted share, as a result of the following items recorded during the third quarter of 2006: (i) our share of a charge incurred by an unconsolidated LLC to write-off unamortized financing costs in connection with the refinancing of third-party debt, and; (ii) the write-off of a tenant receivable at one of our medical office buildings that was deemed uncollectible. Included in net income during the twelve month period ended December 31, 2005 was a gain of $1.0 million, or $.09 per diluted share, resulting from the sale of real property by an unconsolidated LLC and a gain of $4.7 million, or $.40 per diluted share, related to the recovery of replacement costs of real estate assets at Wellington that were damaged by hurricanes during 2004.

For the twelve month period ended December 31, 2006, FFO were $28.9 million, or $2.44 per diluted share, as compared to $29.2 million, or $2.47 per diluted share, during the prior year twelve month period. Negatively impacting FFO during 2006 are the items mentioned above totaling approximately $350,000, or $.03 per diluted share.

As a result of the expiration of the master lease arrangements between subsidiaries of Universal Health Services, Inc., and two LLCs in which we own non-controlling ownership interests of 95% and 99%, during the fourth quarter of 2006, we began recording the financial results of these LLCs on an unconsolidated basis. Prior to the fourth quarter of 2006, these LLCs were included in our financial results on a consolidated basis in accordance with Financial Interpretation No. 46R – Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, (“FIN 46R”). Accordingly, commencing in the fourth quarter of 2006, the revenues and expenses of these LLCs are no longer included in our consolidated revenues and expenses, but instead, the net income generated from each of these LLCs is included in our consolidated statements of income as “Equity in income of unconsolidated LLCs”. The revenues and expenses for these LLCs related to the periods prior to September 30, 2006 are included in our revenues and expenses on our consolidated statements of income. For comparative purposes, during the corresponding months of 2005 (representing the same months that these facilities are recorded on an unconsolidated basis during 2006), these entities generated approximately $986,000 of revenue, $194,000 of depreciation and amortization expense, $494,000 of other operating expenses and $197,000 of interest expense. There was no impact on our net income as a result of recording these LLCs on an unconsolidated basis.

At December 31, 2006, our shareholders’ equity was $164.2 million and our liabilities for borrowed funds were $26.3 million. Included in our liabilities for borrowed funds was mortgage debt of consolidated entities, which is non-recourse to us, totaling $12.7 million. As of December 31, 2006, the assets, liabilities, third-party borrowings (which are non-recourse to us) and the minority interests of the two LLCs mentioned above, are included in “Investments in and advances to LLCs” on our consolidated balance sheet as of December 31, 2006. As of December 31, 2005, these entities had combined third-party borrowings, which are non-recourse to us, of $12.5 million.

Subsequent to year-end, we entered into a new $100 million unsecured non-amortizing revolving credit facility (the “Credit Agreement”) which matures on January 19, 2012. The new Credit Agreement replaces our $80 million revolving credit agreement which was scheduled to mature on May 28, 2007. The new Credit Agreement includes improved pricing as well as a $50 million sub-limit for letters of credit.

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have forty-five real estate investments in fifteen states.

Funds from operations, is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income determined in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) as an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) as a measure of our liquidity; (iv) nor is FFO an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is shown below.

The matters discussed in this report, as well as the news releases issued from time to time by us, include certain statements containing the words “believes”, “anticipates”, “intends”, “expects” and words of similar import, which constitute “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Twelve Months Ended December 31, 2006 and 2005

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Revenues:
Base rental—UHS facilities	$3,109	$3,027	$12,448	$12,567
Base rental—Non-related parties	2,562	3,173	11,860	12,237
Bonus rental—UHS facilities	1,025	1,088	4,317	4,509
Tenant reimbursements and other—Non-related parties	689	910	3,584	3,622
Tenant reimbursements and other—UHS facilities	42	87	300	403

	7,427	8,285	32,509	33,338

Expenses:
Depreciation and amortization	1,359	1,540	5,757	5,825
Advisory fees to UHS	358	353	1,424	1,420
Other operating expenses	1,341	1,955	6,547	6,667
Property write-down—hurricane damage—Chalmette	—	—	—	6,259
Property replacement recoverable from UHS—Chalmette	—	—	—	(6,259)

	3,058	3,848	13,728	13,912

Income before equity in unconsolidated limited liability companies (“LLCs”), property damage recovered from UHS (Chalmette and Wellington) and interest expense	4,369	4,437	18,781	19,426
Equity in income of unconsolidated LLCs (including recognition of previously deferred gain of $1,860 on sale of our interest in an unconsolidated LLC for the twelve months ended December 31, 2006 and a gain on sale of real property of $1,043 during the twelve month period ended December 31, 2005)	453	718	4,241	4,602

Replacement property recovered from UHS—Chalmette	2,693	—	13,958	—

Property damage recovered from UHS—Wellington	—	750	—	4,693

Interest expense, net	(383)	(675)	(2,283)	(3,298)

Net income	$7,132	$5,230	$34,697	$25,423

Basic earnings per share	$0.60	$0.44	$2.94	$2.16

Diluted earnings per share	$0.60	$0.44	$2.92	$2.15

Weighted average number of shares outstanding—Basic	11,789	11,772	11,784	11,764
Weighted average number of share equivalents	88	77	82	77

Weighted average number of shares and equivalents outstanding—Diluted	11,877	11,849	11,866	11,841

Calculation of Funds From Operations (“FFO”):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Net income	$7,132	$5,230	$34,697	$25,423

Plus: Depreciation and amortization expense:
Consolidated investments	1,300	1,464	5,438	5,503
Unconsolidated affiliates	1,401	1,167	4,613	4,012
Less: Gain on LLC’s sale of real property	—	—	—	(1,043)
Previously deferred gain on sale of our interest in an unconsolidated LLC	—	—	(1,860)	—
Gain on asset exchange and substitution agreement with UHS—Chalmette	(2,693)	—	(13,958)	—
Property damage recovered from UHS—Wellington	—	(750)	—	(4,693)

Funds from operations (FFO)	$7,140	$7,111	$28,930	$29,202

Funds from operations (FFO) per share—Basic	$0.61	$0.60	$2.46	$2.48

Funds from operations (FFO) per share—Diluted	$0.60	$0.60	$2.44	$2.47

Dividend paid per share	$0.570	$0.560	$2.260	$2.175

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	December 31, 2006	December 31, 2005
Assets:

Real Estate Investments:
Buildings and improvements	$171,761	$187,451
Accumulated depreciation	(56,935)	(57,729)

	114,826	129,722
Land	19,317	23,143
Construction in progress	9,220	—

Net Real Estate Investments	143,363	152,865

Investments in and advances to limited liability companies (“LLCs”)	47,223	29,572

Other Assets:
Cash and cash equivalents	798	1,717
Bonus rent receivable from UHS	1,025	1,088
Rent receivable—other	814	1,000
Note receivable from sale of property	—	3,102
Property damage receivable from UHS	—	6,259
Deferred charges and other assets, net	916	1,286

Total Assets	$194,139	$196,889

Liabilities and Shareholders’ Equity:

Liabilities:
Line of credit borrowings	$13,600	$10,000
Mortgage note payable, non-recourse to us	3,849	3,972
Mortgage notes payable of consolidated LLCs, non-recourse to us	8,888	21,576
Deferred gain on sale of our interest in an unconsolidated LLC	—	1,860
Accrued interest	84	357
Accrued expenses and other liabilities	2,857	2,575
Fair value of derivative instruments	—	100
Tenant reserves, escrows, deposits and prepaid rents	595	697

Total Liabilities	29,873	41,137

Minority interests	69	302

Shareholders’ Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2006—11,791,950; 2005—11,777,829	118	118
Capital in excess of par value	187,524	186,943
Cumulative net income	304,874	270,177
Accumulated other comprehensive loss	—	(100)
Cumulative dividends	(328,319)	(301,688)

Total Shareholders’ Equity	164,197	155,450

Total Liabilities and Shareholders’ Equity	$194,139	$196,889